UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 9, 2008
DEVELOPERS DIVERSIFIED REALTY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Ohio	1-11690	34-1723097

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
3300 Enterprise Parkway
Beachwood, Ohio 44122
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (216) 755-5500
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     Developers Diversified Realty Corporation (the “Company”) has purchased a 25.2525% membership interest (the “Membership Interest”) in RO & SW Realty LLC, a Delaware limited liability company (“ROSW”), from Wolstein Business Enterprises, L.P. (“WBE”), a limited partnership established for the benefit of the children of Scott A. Wolstein, the Chairman of the Board and Chief Executive Officer of the Company. The managing partner of WBE is an unrelated third party. ROSW is a real estate company that owns eleven properties leased to K-Mart (the “Properties”). The Company manages the Properties on behalf of ROSW pursuant to a written property management agreement. Other than the Membership Interest now owned by the Company, neither WBE nor any other entity affiliated with the Company or its officers and directors currently owns any interest in ROSW.
     The Membership Interest was sold pursuant to the terms of a purchase agreement, dated as of July 9, 2008 (the “Purchase Agreement”), between the Company and WBE. The purchase price for the Membership Interest was $10.0 million in cash. The foregoing summary of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, attached hereto as Exhibit 10.1 and incorporated by reference.
     The purchase of the Membership Interest by the Company was approved by a special committee of disinterested directors who were appointed and authorized by the Nominating and Corporate Governance Committee of the Company’s Board of Directors to review and approve the terms of the acquisition. The Company and its Board of Directors have been seeking to eliminate potential conflicts of interest that might be caused by the real estate investments of its officers, on the one hand, and the Company, on the other. The Company owns or operates 24 retail assets that are located within the trade areas of the Properties. Additionally, the Company has identified a number of Company development projects located near the Properties as well as multiple value-add opportunities relating to the Properties. Accordingly, the Company offered to purchase the Membership Interest in part to eliminate the potential conflicts of interest that could arise in connection with ROSW’s real estate investments near the Company’s retail assets and development projects. Furthermore, the purchase of the Membership Interest by the Company eliminates the related party transaction between the Company and ROSW arising from the Company’s management of the Properties pursuant to the written property management agreement.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
No.	Description
10.1	Purchase and Sale Agreement, dated as of July 9, 2008, between Developers Diversified Realty Corporation and Wolstein Business Enterprises, L.P.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 15, 2008

Developers Diversified Realty Corporation
By:	/s/ William H. Schafer
	Name:	William H. Schafer
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
10.1	Purchase and Sale Agreement, dated as of July 9, 2008, between Developers Diversified Realty Corporation and Wolstein Business Enterprises, L.P.